Exhibit 99.1

FOR IMMEDIATE RELEASE

PTGi Files Second Quarter 2013 Form 10-Q

HERNDON, VA, August 8, 2013 – (Marketwire) – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a leading international wholesale service provider to fixed and mobile network operators worldwide, announced today that it has filed its Form 10-Q for the second quarter of 2013 with the Securities and Exchange Commission. The filing can be accessed on line at www.sec.gov or through PTGi’s investor relations pages at http://investors.ptgi.com. The company will not conduct a conference call for the second quarter of 2013.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches and media gateways. Founded in 1994, PTGi is headquartered in Herndon, Virginia.

Cautionary Statement Regarding Forward Looking Statements This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

LHA

Carolyn Capaccio/Jody Burfening

212-838-3777

ccapaccio@lhai.com

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